UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

PACIFIC GOLD CORP.

(Exact name of registrant as specified in charter)

Nevada	000- 32629	98-0408708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2987 Las Vegas, Nevada 89107	89107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 416-214-1483

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On October 1, 2012, Pacific Gold Corp. (the “Company”) issued an aggregate of 813,339,192 shares of its common stock, including 590,046,248 shares to its executive officers and 144,000,000 shares to an affiliated entity of one of its executive officers, as follows:

1.  256,871,160 shares to Robert Landau, the Company’s Chief Executive Officer, in exchange for $321,088.95 of past due salary;

2.  221,808,760 shares to Mitchel Geisler, the Company’s Chief Operating Officer, in exchange for $277,260.95 of past due salary;

3.  31,272,464 shares to Mr. Geisler for payment of $39,090.58 in unreimbursed expenses;

4.  4,892,944 shares to a lender for repayment of $6,116.18 in outstanding debt;

5.  40,800,000 shares to an investor for a $51,000 investment of new equity;

6.  144,000,000 shares to Jabi Inc., an entity affiliated with Mr. Landau, upon conversion of $180,000 in principal and interest due under an outstanding convertible note;

7. 13,600,000 shares to a lender upon conversion of $17,000 in principal due under an outstanding convertible note;

8.  80,093,864 shares to Mr. Landau for payment of $100,117.33 in unreimbursed expenses related to the Company’s Nevada Rae Gold, Inc. subsidiary; and

9.  20,000,000 shares to a lender for repayment of $25,000 in outstanding debt owed by the Company’s Pilot Mountain Resources subsidiary.

These securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Gold Corp.

Date: October 4, 2012	By:	/s/ Robert Landau
Name: Robert Landau
Title: Chief Executive Officer